F&M
                                    BANCORP

                           P R E S S    R E L E A S E


Date:  September 4, 1998                                 FOR IMMEDIATE RELEASE

Subject:     F&M BANCORP AND MONOCACY BANCSHARES, INC. ANNOUNCE
                          DEFINITIVE MERGER AGREEMENT

For Information:


Frederick, MD, September 4, 1998 -- F&M Bancorp (NASDAQ:FMBN), headquartered in Frederick, MD, and Monocacy Bancshares, Inc. (NASDAQ:MNOC), headquartered in Taneytown, MD, jointly announced that they have signed a definitive agreement for F&M Bancorp to acquire Monocacy Bancshares, Inc.

The definitive merger agreement provides for the exchange of 2,219,753 shares of F&M Bancorp's common stock for all the outstanding common stock of Monocacy. Based on the closing price of F&M Bancorp common stock on September 3, 1998 and the number of shares of common stock of Monocacy currently outstanding, the merger agreement would provide holders of Monocacy common stock with $45.97 per share in F&M Bancorp common stock, or a total transaction value of approximately $82,685,799. To the extent the average closing price of F&M Bancorp common stock during a specified pre-closing pricing period exceeds $46.575, or is less than $34.425, then the number of shares of F&M Bancorp common stock to be issued in the transaction will be adjusted downward or upward, respectively, which is designed to provide a total merger consideration to Monocacy stockholders of not more than $103,384,996 and not less than $76,414,997. However, in no event will the total number of shares to be issued in the merger be increased or decreased by more than 62,000. The transaction is intended to be tax-free to the stockholders of Monocacy and will be accounted for as a pooling of interests. At an implied price of $45.97 per share, the transaction is priced at 327% of Monocacy's book value at June 30, 1998 and 32.8 times its latest quarter earnings per share, annualized.

Upon completion of the merger, which is subject to the approval of both companies' stockholders and applicable regulatory authorities, Monocacy's subsidiary, Taneytown Bank & Trust Company, will be merged into F&M Bancorp's commercial banking subsidiary, Farmers & Mechanics National Bank.

"As a natural extension of our franchise, Taneytown Bank & Trust and Farmers & Mechanics National Bank create the ideal partnership," commented Faye E. Cannon, president and chief executive officer of F&M Bancorp. "As a well-respected community bank, Taneytown Bank & Trust compliments nicely the strategic philosophy of Farmers & Mechanics. Both organizations are intensely focused on meeting customer needs by providing a full range of products through a variety of delivery channels. Taneytown's reputation for service excellence and quality is known throughout the region, and these same characteristics are shared by Farmers & Mechanics. We expect to build upon Taneytown's strong market share in Carroll County, and its growing presence in Howard and Baltimore Counties and south central Pennsylvania, by maintaining this high standard of customer care. Our combined organizations will give us the opportunity to provide our expanding customer base with targeted value-added products that offer greater banking convenience while being delivered more cost effectively."

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                            110 THOMAS JOHNSON DRIVE
                                  P.O. BOX 518
                              FREDERICK, MD 21705
                                 (301) 694-4000


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F&M BANCORP AND MONOCACY BANCSHARES, INC. ANNOUNCE
DEFINITIVE MERGER AGREEMENT
Page 2

Eric E. Glass, Monocacy's chairman and chief executive officer, stated, "We are proud to join the F&M Bancorp franchise. As a premier community banking organization in Maryland, F&M Bancorp shares our strong desire to build value in the communities we serve by meeting the needs of our customers, while maintaining high standards for service and satisfaction. Through this partnership we have aligned stockholder interests with our continued desire to provide true community banking to our combined customers in a greatly expanded geographic market. We look forward to closing this transaction and leveraging our combined organization's resources to enhance F&M Bancorp's strength in the mid-Maryland market."

F&M Bancorp expects to realize merger synergies and efficiencies by reducing the operating expenses of the combined company as well as by increasing revenues through sales opportunities in the expanded, contiguous geographic market. The combined organization is expected to offer growth potential through the respective strengths of the merging banks in a variety of lines of business including retail banking services, commercial and small business lending, mortgage banking through Taneytown's Classic Mortgage Division, trust and investment management services through Farmers & Mechanics, and a full line of personal and business insurance products through Keller-Stonebraker Insurance, Inc., an independent insurance agency and subsidiary of Farmers & Mechanics National Bank. The transaction is expected to close in late 1998 or early 1999, and is anticipated to be accretive to F&M Bancorp's earnings per share by the end of 1999.

Monocacy operates eleven community banking locations in central Maryland, primarily Carroll County, and also in Columbia, MD and in south central Pennsylvania. As of June 30, 1998, Monocacy had total assets of $294 million, deposits of $239 million and stockholders' equity of $25 million.

F&M Bancorp had total assets of $1.068 billion at June 30, 1998. Its lead bank subsidiary, Farmers & Mechanics National Bank, Frederick, MD, operates twenty-four full-service community offices and thirty-two ATMs in Frederick, Montgomery and Carroll Counties, and introduced the East Coast's first full service mobile unit, Express Bank, in 1995. The bank delivers electronic services throughout its market with personal and business PC banking access and with its 24-hour telephone banking service ExpressLine. The bank's Hagerstown, MD-based subsidiary, Keller-Stonebraker Insurance, Inc., provides a full line of consumer and commercial business insurance products. F&M Bancorp's Hagerstown, MD-based subsidiary, Home Federal Savings Bank, offers full-service banking through eight community offices, eighteen ATMs and other electronic banking services in Washington and Allegany Counties.


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This news release contains, among other things, certain forward-looking statements regarding the combined company following the merger, including statements relating to cost savings, enhanced revenue and accretion to reported earnings that may be realized from the merger and certain restructuring charges expected to be incurred in connection with the merger. Such forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause the combined company's actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements.


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F&M BANCORP AND MONOCACY BANCSHARES, INC. ANNOUNCE
DEFINITIVE MERGER AGREEMENT
Page 3

Factors that might cause such a difference include, but are not limited to: (1) expected cost savings from the merger may not be fully realized within the expected time frame; (2) revenues following the merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the merger may be greater than expected; (3) competitive pressures among depository and other financial institutions may increase significantly; (4) costs or difficulties related to the integration of the business of the companies may be greater than expected; (5) changes in the interest rate environment may reduce margins; (6) general economic or business conditions, either nationally or in the states or regions in which the companies do business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (7) legislative or regulatory changes may adversely affect the businesses in which the companies are engaged; and (8) changes may occur in the securities markets.


   CONTACT:  Media Representatives                Analysts and Investors
             Faye E. Cannon, President & CEO      David L. Spilman, Treasurer
             F&M Bancorp                          F&M Bancorp
             301-694-4078                         888-694-4170